EXHIBIT 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-30320 and 333-24749), and Form S-3 (File Nos. 333-94379 and 333-46426) of Boston Biomedica, Inc. of our report dated March 27, 2003 relating to the financial statements as of December 31, 2002 and for the two years then ended and financial statement schedule as of and for the years ended December 31, 2002 and 2001,  which appears in this  Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

March 26, 2004